EXHIBIT 9

                  CONSENT OF PAUL M. FISHER, F.S.A., CLU, CHFC





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                                                     November 10, 1998


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Gentlemen:

         This opinion is furnished in connection with the registration of variable insurance additions riders ("Riders") under the Securities Act of 1933. The prospectuses included in the Registration Statement on Form S-6 (SEC File No. 333-58757) describes the Riders. The form of Rider was prepared under my direction, and I am familiar with the Registration Statement and Exhibits thereto.

         In my opinion, the illustrations of death benefits and cash values included in the sections entitled "Illustrations of Death Benefits and Rider Cash Values" in Appendix A of the prospectus, based on the assumptions stated in the illustrations, are consistent with the provisions of the Rider.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,


                                                     /s/ Paul M. Fischer
                                                     Paul M. Fischer
                                                     Actuary